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                                                                     EXHIBIT 4.1

                                ASK JEEVES, INC.

                           1999 EQUITY INCENTIVE PLAN

   (COMPOSITE PLAN DOCUMENT REFLECTING AMENDMENTS ADOPTED THROUGH APRIL 2003)

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                                TABLE OF CONTENTS

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                                                                  PAGE
1.       PURPOSES...............................................    1

2.       DEFINITIONS............................................    1

3.       ADMINISTRATION.........................................    4

4.       SHARES SUBJECT TO THE PLAN.............................    5

5.       ELIGIBILITY............................................    5

6.       OPTION PROVISIONS......................................    6

7.       PROVISIONS OF RESTRICTED STOCK AWARDS..................    9

8.       COVENANTS OF THE COMPANY...............................   10

9.       USE OF PROCEEDS FROM STOCK.............................   10

10.      MISCELLANEOUS..........................................   10

11.      ADJUSTMENTS UPON CHANGES IN STOCK......................   12

12.      AMENDMENT OF THE PLAN AND STOCK AWARDS.................   13

13.      TERMINATION OR SUSPENSION OF THE PLAN..................   13

14.      EFFECTIVE DATE OF PLAN.................................   13

15.      CHOICE OF LAW..........................................   14
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                                       -i-

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                                ASK JEEVES, INC.

                           1999 EQUITY INCENTIVE PLAN

   COMPOSITE PLAN DOCUMENT INCORPORATING AMENDMENTS ADOPTED THROUGH APRIL 2003

                             ADOPTED APRIL 16, 1999
            APPROVED BY STOCKHOLDERS ON MAY 21, 1999 AND MAY 25, 2000

1.       PURPOSES.

         (a) ELIGIBLE STOCK AWARD RECIPIENTS. The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

         (b) AVAILABLE STOCK AWARDS. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options and (iii) rights to acquire restricted stock.

         (c) GENERAL PURPOSE. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.       DEFINITIONS.

         (a) "AFFILIATE" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

         (b)      "BOARD" means the Board of Directors of the Company.

         (c)      "CODE" means the Internal Revenue Code of 1986, as amended.

         (d) "COMMITTEE" means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).

         (e)      "COMMON STOCK" means the common stock of the Company.

         (f)      "COMPANY" means Ask Jeeves, Inc., a Delaware corporation.

         (g) "CONSULTANT" means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term "Consultant" shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are merely paid a director's fee by the Company for their services as Directors.

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         (h)      "CONTINUOUS SERVICE" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

         (i) "COVERED EMPLOYEE" means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

         (j) "DIRECTOR" means a member of the Board of Directors of the Company.

         (k) "DISABILITY" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

         (l) "EMPLOYEE" means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

         (m) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         (n) "FAIR MARKET VALUE" means, as of any date, the value of the Common Stock determined as follows:

                  (i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

                  (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

         (o) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

         (p) "LISTING DATE" means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any security exchange, or designated

                                       2

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(or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system if such securities exchange or interdealer quotation system has been certified in accordance with the provision of the Section 25100(o) of the California Corporate Securities Law of 1968.

         (q) "NON-EMPLOYEE DIRECTOR" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

         (r) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

         (s) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         (t) "OPTION" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

         (u) "OPTION AGREEMENT" means a written agreement between the ' Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

         (v) "OPTIONHOLDER" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

         (w) "OUTSIDE DIRECTOR" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

         (x) "PARTICIPANT" means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

         (y)      "PLAN" means this Ask Jeeves, Inc. 1999 Equity Incentive Plan.

         (z) "RULE 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

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         (aa)     "SECURITIES ACT" means the Securities Act of 1933, as amended.

         (bb) "STOCK AWARD" means any right granted under the Plan, including an Option and a right to acquire restricted stock.

         (cc) "STOCK AWARD AGREEMENT" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

         (dd) "TEN PERCENT STOCKHOLDER" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.       ADMINISTRATION.

         (a) ADMINISTRATION BY BOARD. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c). Any interpretation of the Plan by the Board and any decision by the Board under the Plan shall be final and binding on all persons.

         (b) POWERS OF BOARD. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                  (i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

                  (ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                  (iii)    To amend the Plan or a Stock Award as provided in
Section 12.

                  (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

         (C)      DELEGATION TO COMMITTEE.

                  (i) GENERAL. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the

                                       4

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administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

                  (ii) COMMITTEE COMPOSITION WHEN COMMON STOCK IS PUBLICLY TRADED. At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors, the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

4.       SHARES SUBJECT TO THE PLAN.

         (a) SHARE RESERVE. Subject to the provisions of Section 11 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate three million eight hundred seventy-five thousand (3,875,000) shares of Common Stock, plus an annual increase to be added on the day of each Annual Stockholders Meeting beginning with the Annual Stockholders Meeting in 2001, equal to the lesser of (i) seven percent (7%) of the total number of shares of Common Stock outstanding on such date, (ii) three million (3,000,000) shares, or (iii) such smaller number of shares as determined by the Board.

         (b) REVERSION OF SHARES TO THE SHARE RESERVE. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

         (c) SOURCE OF SHARES. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.       ELIGIBILITY.

         (a) ELIGIBILITY FOR SPECIFIC STOCK AWARDS. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

         (b) TEN PERCENT STOCKHOLDERS. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

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         (c)      SECTION 162(m) LIMITATION. Subject to the provisions of
Section 11 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options covering more than five hundred thousand (500,000) shares of the Common Stock during any calendar year.

         (d)      CONSULTANTS.

                  (i) A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act ("Form S-8") is not available to register either the offer or the sale of the Company's securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

                  (ii) Form S-8 generally is available to consultants and advisors only if (i) they are natural persons; (ii) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer's parent; and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer's securities.

6.       OPTION PROVISIONS.

         Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

         (a) TERM. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

         (b) EXERCISE PRICE OF AN INCENTIVE STOCK OPTION. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

                                       6

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         (c)      EXERCISE PRICE OF A NONSTATUTORY STOCK OPTION. The exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

         (d) CONSIDERATION. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder or (3) in any other form of legal consideration that may be acceptable to the Board; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

         In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

         (e) TRANSFERABILITY OF AN INCENTIVE STOCK OPTION. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

         (f) TRANSFERABILITY OF A NONSTATUTORY STOCK OPTION. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

         (g) VESTING GENERALLY. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

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         (h)      TERMINATION OF CONTINUOUS SERVICE. In the event an
Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

         (i) EXTENSION OF TERMINATION DATE. An Optionholder's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

         (j) DISABILITY OF OPTIONHOLDER. In the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

         (k) DEATH OF OPTIONHOLDER. In the event (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder's death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of (1) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

         (l) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder's Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may

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be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

         (m) RE-LOAD OPTIONS. Without in any way limiting the authority of the Board to make or not to make grants of Options hereunder, the Board shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionholder to a further Option (a "Re-Load Option") in the event the Optionholder exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option shall (i) provide for a number of shares of Common Stock equal to the number of shares of Common Stock surrendered as part or all of the exercise price of such Option; (ii) have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-Load Option shall be subject to the same exercise price and term provisions heretofore described for Options under the Plan.

         Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollar ($100,000) annual limitation on the exercisability of Incentive Stock Options described in subsection 10(d) and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares of Common Stock under subsection 4(a) and the "Section 162(m) Limitation" on the grants of Options under subsection 5(c) and shall be subject to such other terms and conditions as the Board may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

7.       PROVISIONS OF RESTRICTED STOCK AWARDS.

         Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

         (a) PURCHASE PRICE. The purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such restricted stock purchase agreement. The purchase price shall not be less than eighty-five percent (85%) of the Common Stock's Fair Market Value on the date such award is made or at the time the purchase is consummated.

         (b) CONSIDERATION. The purchase price of Common Stock acquired pursuant to the restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with

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the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, then payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

         (c) VESTING. Shares of Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

         (d) TERMINATION OF PARTICIPANT'S CONTINUOUS SERVICE. In the event a Participant's Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the restricted stock purchase agreement.

         (e) TRANSFERABILITY. Rights to acquire shares under the restricted stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the restricted stock purchase agreement remains subject to the terms of the restricted stock purchase agreement.

8.       COVENANTS OF THE COMPANY.

         (a) AVAILABILITY OF SHARES. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

         (b) SECURITIES LAW COMPLIANCE. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.       USE OF PROCEEDS FROM STOCK.

         Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.      MISCELLANEOUS.

         (a) ACCELERATION OF EXERCISABILITY AND VESTING. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

         (b) STOCKHOLDER RIGHTS. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

         (c) NO EMPLOYMENT OR OTHER SERVICE RIGHTS. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

         (d) INCENTIVE STOCK OPTION $100,000 LIMITATION. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

         (e) INVESTMENT ASSURANCES. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award,
(i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (iii) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (iv) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

         (f) WITHHOLDING OBLIGATIONS. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock.

11.      ADJUSTMENTS UPON CHANGES IN STOCK.

         (a) CAPITALIZATION ADJUSTMENTS. If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

         (b) CHANGE IN CONTROL--DISSOLUTION OR LIQUIDATION. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event.

         (c) CHANGE IN CONTROL--ASSET SALE, MERGER, CONSOLIDATION OR REVERSE MERGER. In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 11(c)) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation refuses to assume or continue such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) by a time established by the Board at or following the occurrence of such event. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) at or prior to such event.

12.      AMENDMENT OF THE PLAN AND STOCK AWARDS.

         (a) AMENDMENT OF PLAN. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

         (b) STOCKHOLDER APPROVAL. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of
Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

         (c) CONTEMPLATED AMENDMENTS. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

         (d) NO IMPAIRMENT OF RIGHTS. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

         (e) AMENDMENT OF STOCK AWARDS. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and
(ii) the Participant consents in writing.

13.      TERMINATION OR SUSPENSION OF THE PLAN.

         (a) PLAN TERM. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

         (b) NO IMPAIRMENT OF RIGHTS. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect, except with the written consent of the Participant.

14.      EFFECTIVE DATE OF PLAN.

         The Plan became effective on the Listing Date. On May 25, 2000, the Plan was amended and restated to change the annual increase in the number of shares of Common Stock authorized for issuance under the Plan, beginning on the date of the 2001 Annual Meeting of Stockholders, to the lesser of (i) 7% of the total number of shares of Common Stock outstanding, (ii) 3,000,000 shares, or
(iii) such smaller number of shares as determined by the Board.

15.      CHOICE OF LAW.

         The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules.

                                   APPENDIX A

                          AUTOMATIC STOCK OPTION GRANTS
                             FOR ELIGIBLE DIRECTORS

         This Appendix A is adopted under and as a part of the Ask Jeeves, Inc. 1999 Equity Incentive Plan. This Appendix A provides for the automatic grant of certain Options, on the terms and conditions set forth below, under the Plan to certain eligible Directors. Capitalized terms used in this Appendix A are used as defined in the Plan if not otherwise defined herein.

A.1      INTRODUCTION.

         (a) PURPOSE. The Company, by granting stock options as provided under this Appendix A, seeks to attract and retain the services of highly qualified non-employee members of the Board by providing to them a significant equity interest in the Company, to more closely link the interests of those directors with the Company's stockholders, and to help provide those directors with reasonable and fair compensation.

         (b) EFFECTIVE DATE. This Appendix A is effective immediately upon its approval by the Board (the date of such Board approval is referred to as the "Appendix A Board Approval Date").

         (c) ELIGIBLE DIRECTORS. The persons eligible to receive Options under this Appendix A (each an "Eligible Director") are non-emeritus Directors who are not employed by either the Company or one of its Affiliates. This Appendix A applies only to Options granted to Eligible Directors pursuant to this Appendix A. This Appendix A does not apply to any other Option or Stock Award granted under the Plan. This Appendix A does not limit the authority of the Board or a Committee to grant discretionary Options or other Stock Awards under other provisions of the Plan.

         (d) PLAN PROVISIONS. Any Option granted under this Appendix A shall be governed by the provisions of this Appendix A and by the provisions of the Plan. Each Option granted under this Appendix A shall be subject to, without limitation, the provisions of Section 11 of the Plan.

         (e) BOARD AUTHORITY. Options granted pursuant to this Appendix A shall be automatic and, to the maximum extent possible, self-effectuating. The Board's authority pursuant to Section 3 of the Plan shall, however, extend to this Appendix A and Options granted hereunder.

         (f) AMENDMENT. The Board may amend this Appendix A from time to time pursuant to Section 12 of the Plan. The Board may suspend new Option grants under this Appendix A or terminate this Appendix A as to new Option grants at any time; provided that any such action shall not affect any Option theretofore outstanding under this Appendix A.

         (g) SHARE LIMIT. Options granted under this Appendix A shall be subject to the limit set forth in Section 4(a) applicable to all Stock Awards granted under the Plan. If one or more Options are to be granted on a specific date and such Option(s) would otherwise exceed the number of shares that can then be subject to Options granted under the Plan pursuant to Section

4(a) of the Plan, such Option(s) shall be granted and shall cover the maximum number of shares (on a pro-rata basis in the event more than one Option is to be granted) that are available for such purposes within the limits of Section 4(a) of the Plan.

A.2      AUTOMATIC OPTION GRANTS.

         (a) ONE-TIME GRANT. Each Eligible Director in office on the date of, or elected to office at, the Company's 2003 annual meeting of stockholders and who continues in office following such meeting shall automatically be granted an Option as of that date to purchase 10,000 shares of Common Stock (subject to adjustment pursuant to Section 11 of the Plan).

         (b) NEW DIRECTOR GRANTS. Each individual who first becomes an Eligible Director after the date of the Company's 2003 annual meeting of stockholders (other than an individual who was employed by the Company or an Affiliate at any time within the six-month period preceding the date on which he or she first becomes an Eligible Director) shall automatically be granted an Option as of the date he or she first becomes an Eligible Director to purchase 50,000 shares of Common Stock (subject to adjustment pursuant to Section 11 of the Plan).

         (c) QUARTERLY AWARDS. On the first business day of each calendar quarter during the term of the Plan, commencing with the calendar quarter that commences July 1, 2003, each person who is an Eligible Director on that date and who has served as a member of the Board continuously for at least six months as of that date shall automatically be granted an Option as of that date to purchase 5,000 shares of Common Stock (subject to adjustment pursuant to Section 11 of the Plan).

         (d) EXERCISE PRICE. Each Option granted under this Appendix A shall have a per share exercise price equal to the Fair Market Value of a share of Common Stock as of the day such Option is granted.

         (e) VESTING. Each Option granted under this Appendix A shall be exercisable only to the extent that it is vested. Each Option granted pursuant to Section A.2(a) or Section A.2(c) shall vest as to 50% of the total number of shares of Common Stock subject thereto on the date that is six months after the grant date of the Option, shall vest as to an additional 25% of the total number of shares of Common Stock subject thereto on the date that is nine months after the grant date of the Option, and shall vest as to an additional 25% of the total number of shares of Common Stock subject thereto on the first anniversary of the grant date of the Option; provided, in each case, that the Eligible Director who received the Option has remained in Continuous Service through the respective vesting date. Each Option granted pursuant to Section A.2(b) shall vest as to 25% of the total number of shares of Common Stock subject thereto on the first anniversary of the grant date of the Option and as to an additional 1/48th of the total number of shares of Common Stock subject thereto on the first day of each month for the thirty-six months following the month in which the first anniversary of the grant date of the Option occurs; provided, in each case, that the Eligible Director who received the Option has remained in Continuous Service through the respective vesting date. The vesting schedule applicable to an Option requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Plan. Service for only a portion of a vesting period, even if substantial, will not entitle the Optionholder to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of services.

         (f)      EXPIRATION. Subject to earlier termination pursuant to Section
A.4 herein or Section 11 of the Plan, Options granted under this Appendix A shall expire at the close of business on the day before the tenth anniversary of the date of grant of the Option.

         (g) CONSIDERATION. The purchase price of Common Stock acquired pursuant to an Option granted under this Appendix A shall be paid in full at the time of purchase, to the extent permitted by applicable statutes and regulations, either (1) in cash, by electronic funds transfer or check payable to the Company, (2) by notice and third party payment in such manner as may be authorized by the Board or pursuant to such "cashless exercise" procedures with third parties who provide financing of (or who otherwise facilitate) the exercise of Options in such manner as may be authorized by the Board, or (3) by delivery to the Company of other Common Stock; provided, however, that any Common Stock delivered to pay such purchase price that was originally acquired by the Optionholder from the Company, upon exercise of a stock option or otherwise, must have been owned by the Optionholder for more than six months before being so used to pay such purchase price. Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise of the Option.

         (h) AGREEMENT. Options granted under this Appendix A will be evidenced by an Option Agreement, signed by a duly authorized officer of the Company and by the Option recipient. Each Option Agreement shall be in the form attached as Exhibit A to this Appendix A, or such other form as may be approved by the Board for use under this Appendix A from time to time, and shall be subject to such other terms and conditions as may be set forth therein. Each Option granted under this Plan shall be a Nonstatutory Stock Option and shall not be an Incentive Stock Option.

A.3      NON-TRANSFERABILITY OF OPTIONS.

         An Option granted under this Appendix A shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Amounts payable or shares issuable pursuant to any Option shall be delivered only to (or for the account of) the Optionholder.

         The Board may permit Options granted under this Appendix A to be exercised by and paid to certain persons or entities related to the Optionholder pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Board may establish. Any permitted transfer shall be subject to the condition that the Board receive evidence satisfactory to it that the transfer (1) is being made for essentially estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration or in exchange for an interest in a qualified transferee), and (2) will not compromise the Company's ability to register shares issuable under the Plan on SEC Form S-8 under the Securities Act, or to rely on such registration in connection with an Option exercise.

         The exercise and transfer restrictions in the first paragraph of this Section A.3 will not, however, apply to:

                  (1)  transfers to the Company,

                  (2) the designation of a beneficiary to receive benefits in the event of the Optionholder's death or, if the Optionholder has died, transfers to or exercises by the Optionholder's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

                  (3) transfers to a family member (or former family member) pursuant to a domestic relations order if received by the Board prior to the exercise of the Option,

                  (4) if the Optionholder has suffered a disability, permitted transfers or exercises on behalf of the Optionholder by his or her legal representative, or

                  (5) the authorization by the Board of "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Options consistent with applicable laws and the express authorization of the Board.

A.4      TERMINATION OF CONTINUOUS SERVICE.

         (a) TERMINATION OF CONTINUOUS SERVICE. If an Optionholder's Continuous Service terminates (for any reason other than upon the Optionholder's death or Disability), then, subject to earlier termination pursuant to Section 11 of the Plan or Section A.2(f):

         - the unvested portion of the Optionholder's Option shall automatically terminate as of such cessation of service;

         - the Optionholder (or his or her permitted transferee, if applicable) may exercise his or her Option to the extent vested as of such cessation of service but only within the 90-day period following such cessation of service; and

         - the portion of the Option that is vested on the Optionholder's cessation of service and is not exercised within such 90-day period shall automatically terminate on the 90th day following the date the Optionholder's Continuous Service terminated.

         (b) DISABILITY OF OPTIONHOLDER. If an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, then, subject to earlier termination pursuant to Section 11 of the Plan or Section A.2(f):

         - the unvested portion of the Optionholder's Option shall automatically terminate as of such cessation of service;

         - the Optionholder (or his or her permitted transferee, if applicable) may exercise his or her Option to the extent vested as of such cessation of service but only within the one-year period following such cessation of service; and

         - the portion of the Option that is vested on the Optionholder's cessation of service and is not exercised within such one-year period shall automatically terminate on the first anniversary of the date the Optionholder's Continuous Service terminated.

         (c) DEATH OF OPTIONHOLDER. If an Optionholder's Continuous Service terminates as a result of the Optionholder's death, then, subject to earlier termination pursuant to Section 11 of the Plan or Section A.2(f):

         - the unvested portion of the Optionholder's Option shall automatically terminate as of such cessation of service;

         - the Optionholder's estate, or person who acquired the right to exercise the Option by bequest or inheritance, or other person designated to exercise the option upon the Optionholder's death pursuant to Section A.3, as applicable, may exercise the Optionholder's Option to the extent vested as of such cessation of service but only within the one-year period following such cessation of service; and

         - the portion of the Option that is vested on the Optionholder's cessation of service and is not exercised within such one-year period shall automatically terminate on the first anniversary of the date the Optionholder's death.

                                                                       EXHIBIT A

                                ASK JEEVES, INC.
                       ELIGIBLE DIRECTOR OPTION AGREEMENT

         This Agreement between Ask Jeeves, Inc., a Delaware corporation (the "Company"), and _________________ (the "Grantee") sets forth the specific terms and conditions of a stock option granted to the Grantee under Appendix A of the Ask Jeeves, Inc. 1999 Equity Incentive Plan (the "Plan"). (All references to the Plan in this Agreement include the provisions of Appendix A to the Plan.)

1. AWARD OF STOCK OPTIONS. The Company hereby awards a nonqualified stock option (the "Option") to the Grantee to purchase, subject to the terms and conditions set forth below, the number of shares of the Company's common stock ("Common Stock") set forth below at the price per share set forth below:

         Date of Grant ("Award Date")               _____
         Total Number Shares Subject to Option(1)   _____
         Exercise Price Per Share(1)                _____
         Expiration Date(2)                         _____

2. VESTING. [ALTERNATIVE FOR OPTIONS GRANTED PURSUANT TO SECTION A.2(a) (ONE-TIME GRANT) OR A.2(c) (QUARTERLY AWARDS) OF THE PLAN: The Option shall vest as to 50% of the total number of shares subject to the Option on the date that is six months after the Award Date, as to an additional 25% of the total number of shares subject to the Option on the date that is nine months after the Award Date, and as to an additional 25% of the total number of shares subject to the Option on the first anniversary of the Award Date; subject, in each case, to the termination of service rules of Section A.4 of the Plan.] [ALTERNATIVE FOR OPTIONS GRANTED PURSUANT TO SECTION A.2(b) (NEW DIRECTOR GRANTS) OF THE PLAN:
The Option shall vest as to 25% of the total number of shares subject to the Option on the first anniversary of the Award Date and as to an additional 1/48th of the total number of shares subject to the Option on the first day of each month for the thirty-six months following the month in which the first anniversary of the Award Date occurs; subject, in each case, to the termination of service rules of Section A.4 of the Plan.] As provided in Section A.2(e) of the Plan, there will be no pro-rated vesting if the Grantee's service terminates for any reason between scheduled vesting dates.

3. EXERCISE; TERMINATION. The Option is exercisable only to the extent that it is vested and only on or before its expiration or earlier termination. The expiration date of the Option is set forth above and, notwithstanding that date, the Option is subject to earlier termination pursuant to Section A.2(f),
A.4 and Section 11 of the Plan. The Option shall be exercisable by the delivery to the Secretary of the Company of a written notice (in such form as the Company may require from time to time) stating the number of shares of Common Stock to be purchased pursuant to the Option and accompanied by payment in full for the exercise price of the shares to be purchased in a manner authorized pursuant to Section A.2(g) of the Plan. Any such notice shall be effective only when received by the Secretary of the Company. The Option may not be exercised as to any fractional share and no fewer than 100(1) shares may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

---------------------------

(1) Subject to adjustment pursuant to Section 11(a) of the Plan.

(2) Subject to earlier termination as provided herein.

4. NO TRANSFER OR SERVICE RIGHTS. Nothing contained in this Agreement constitutes an employment or service commitment by the Company or any affiliate, confers upon the Grantee any right to remain in employ of or service to the Company or any affiliate, interferes in any way with the right of the Company or any affiliate at any time to terminate such employment service, or affects the right of the Company or any affiliate to increase or decrease the recipient's other compensation. The Option and any other rights of the Grantee under this Agreement or the Plan are nontransferable and exercisable only by the Grantee, except as set forth in Section A.3 of the Plan.

5. THE PLAN GOVERNS. The Option and all rights of the Grantee under this Agreement are subject to all of the terms and conditions of the Plan, incorporated herein by this reference. In the event of a conflict or inconsistency between the terms and conditions of this Agreement and of the Plan, the terms and conditions of the Plan shall govern. Provisions of the Plan that confer discretionary authority on the Board do not and shall not be deemed to create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise conferred on the Grantee in the sole discretion, and by appropriate action, of the Board after the date hereof. By executing this Agreement, the Grantee represents that he/she is familiar with the terms and conditions of this Agreement and the Plan, hereby acknowledges receipt of both documents and the current Prospectus for the Plan, and hereby accepts the Option subject to all of the terms and conditions hereof.

6. ENTIRE AGREEMENT. This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Agreement may be amended pursuant to Section 12 of the Plan. Such amendment must be in writing and signed by the Company. The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

7. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of California without regard to conflict of law principles thereunder.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the Award Date set forth above.

                                        ASK JEEVES, INC.,
                                        a Delaware corporation

                                        By:_____________________________________

                                        Print Name:_____________________________

                                        Title:__________________________________

                                        GRANTEE

                                        ________________________________________
                                        Signature

                                      A-ii